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                             SYGNET WIRELESS, INC.




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                       PREFERRED STOCK AND COMMON STOCK
                          WARRANT PURCHASE AGREEMENT

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                 200,000 SHARES OF SERIES A SENIOR CUMULATIVE

                           NONVOTING PREFERRED STOCK

                   WARRANTS TO PURCHASE CLASS A COMMON STOCK

                          Dated as of October 9, 1996


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                               TABLE OF CONTENTS
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                            (Not Part of Agreement)

                                                                                                               Page
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
1.       Authorization of Securities............................................................................  1

2.       Sale and Purchase of Preferred Stock and Warrants......................................................  1

3.       Closing................................................................................................  2
         3.1      Closing.......................................................................................  2

4.       Register of Securities; Restrictions on Transfer of Securities; Removal of
         Restrictions on Transfer of Securities.................................................................  2
         4.1      Register of Securities........................................................................  2
         4.2      Restrictions on Transfer......................................................................  3
         4.3      Removal of Securities Act Transfer Restrictions...............................................  4

5.       Representations and Warranties by the Company..........................................................  5
         5.1      Reorganization; Organization; Power; Qualification; Capital Stock ............................  5
         5.2      Authorization.................................................................................  6
         5.3      Subsidiaries..................................................................................  6
         5.4      No Company Liabilities or Business............................................................  7
         5.5      Compliance with Other Documents and Contemplated Transactions.................................  7
         5.6      Compliance with Law...........................................................................  7
         5.7      Litigation....................................................................................  7
         5.8      Financial Statements..........................................................................  7
         5.9      No Adverse Change.............................................................................  7
         5.10     Governmental Regulation.......................................................................  8
         5.11     Investment Company Act; Public Utility Holding Company Act....................................  8
         5.12     Securities Laws...............................................................................  8
         5.13     Accuracy of Representation and Warranties in the Credit Agreement.............................  8
         5.14     Disclosure....................................................................................  9

6.        Conditions Precedent to Investor's Obligations at the Closing ........................................  9
         6.1      Representations and Warranties................................................................  9
         6.2      Certificate...................................................................................  9
         6.3      Qualification Under State Securities Laws.....................................................  9
         6.4      Delivery of Documents.........................................................................  9
         6.6      Structuring Fee............................................................................... 10
         6.7      Proceedings and Documents..................................................................... 10

7.       Affirmative Covenants.................................................................................. 10
         7.1      Preservation of Existence and Similar Matters................................................. 11
         7.2      Compliance with Applicable Law................................................................ 11
         7.3      Maintenance of Properties..................................................................... 11

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
         7.4      Accounting Methods and Financial Records.......................................................11
         7.5      Maintain Insurance............................................................................ 11
         7.6      Pay Taxes and Other Liabilities............................................................... 11
         7.7      Financial Reports............................................................................. 12
         7.8      Other Reports................................................................................. 13
         7.9      Notice of Litigation and Other Matters........................................................ 13
         7.10     Replacement of Certificates................................................................... 14
         7.11     Compliance With Certificate and Code of Regulations........................................... 14
         7.12     Notice of Failure to Comply with Total Leverage Test.......................................... 14

8.        Investor Regulatory Compliance........................................................................ 14
         8.1      Violation of BHCA............................................................................. 14
         8.2      BHCA Issue.................................................................................... 14

9.       Failure to Purchase Preferred Stock upon Exercise of Put............................................... 15

10.      Enforcement............................................................................................ 15
         10.1     Remedies...................................................................................... 15
         10.2     Cumulative Remedies........................................................................... 16
         10.3     No Implied Waiver............................................................................. 16

11.      Definitions............................................................................................ 16

12.      Miscellaneous.......................................................................................... 21
         12.1     Waivers and Amendments........................................................................ 21
         12.2     Rights of Holders Inter Se.................................................................... 21
         12.3     Notices....................................................................................... 22
         12.4     Confidentiality............................................................................... 22
         12.5     Survival of Representations and Warranties, etc............................................... 23
         12.6     Severability.................................................................................. 23
         12.7     Parties in Interest........................................................................... 23
         12.8     Headings...................................................................................... 23
         12.9     Choice of Law................................................................................. 23
         12.10    Expenses...................................................................................... 23
         12.11    Counterparts.................................................................................. 24

         ANNEXES
         Annex A   - Certificate
         Annex B   - Warrant Certificate
         Annex 5.1 - Capital Structure
         Annex 6.1 - Legal Opinion
         Annex 11  - Licenses

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                             Sygnet Wireless, Inc.
                             6550-B Seville Drive
                             Canfield, Ohio 44406

                                October 9, 1996

To:         Toronto Dominion Investments, Inc.
            909 Fannin Street
            Houston, Texas  77010

Ladies and Gentlemen:

         The undersigned, Sygnet Wireless, Inc. (the "COMPANY"), an Ohio corporation, hereby agrees with you (the "INVESTOR") as follows:

         1. AUTHORIZATION OF SECURITIES. The Company has authorized the issue and sale of an aggregate of 200,000 shares of its Series A Senior Cumulative Nonvoting Preferred Stock (the "PREFERRED STOCK"), having the rights, preferences and privileges set forth in the Company's Certificate of Amendment to Articles of Incorporation (hereinafter referred to as the "CERTIFICATE"), a copy of which is attached hereto as Annex A. The Company has also authorized the issue and sale of warrants (the "WARRANTS") to purchase such percentages as are set forth in Section 2(b) of the shares of the Company's Class A Common Stock, $0.01 par value per share (the "CLASS A COMMON STOCK"), calculated on a fully diluted basis as set forth in, and with the rights, preferences and privileges set forth in, the form warrant certificate attached hereto as Annex B (the "WARRANT CERTIFICATE"). The Preferred Stock, Warrants and Class A Common Stock issuable upon exercise of the Warrants are sometimes referred to collectively herein as the "SECURITIES".

         2. SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS.

               (a) Upon the terms and subject to the conditions herein contained, (i) the Company agrees to sell to Investor, and Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined), 200,000 shares of Preferred Stock, (ii) the Company agrees to issue to Investor Warrants to purchase shares of Class A Common Stock at the times and in the percentages set forth herein, and (iii) Investor shall pay to the Company twenty million dollars ($20,000,000) (the "REQUIRED PAYMENT") in immediately available funds.



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               (b)   So long as any shares of Preferred Stock remain
outstanding, (i) upon the nine-month anniversary of the Closing Date, a Warrant to purchase Class A Common Stock representing, in the aggregate, one percent (1%) of the then-outstanding Class A and Class B Common Stock combined, and (ii) within five (5) Business Days of each fiscal quarter end thereafter, a Warrant to purchase Class A Common Stock representing three eighths of a percent (3/8%) of the then-outstanding Class A and Class B Common Stock combined as of such quarter end, in each case calculated on a fully diluted basis (including in such calculation the maximum number of shares of Class A and Class B Common Stock issuable upon conversion, exchange or exercise of (A) all then-outstanding securities (whether debt or equity) of the Company convertible or exchangeable for Class A or Class B Common Stock and (B) all then-outstanding warrants and options to purchase Class A or Class B Common Stock, but excluding shares underlying Warrants issued pursuant to this Agreement), will be issued to Investor (or such permitted transferees of Investor's rights to such Warrants as Investor shall designate in accordance with this Agreement) as additional consideration for the purchase and sale contemplated hereby; provided, that the percentage of then-outstanding shares of Class A and Class B Common Stock purchasable pursuant to the Warrant issuable on the nine-month anniversary of the Closing Date shall be adjusted pro rata to reflect the number of shares of Preferred Stock outstanding if shares of Preferred Stock are redeemed pursuant to an optional redemption (as provided in the Certificate) by the Company within the six-month period immediately following the Closing Date.

         3.    CLOSING.

               3.1 CLOSING. The closing of the sale to and purchase by Investor of the Preferred Stock and Warrants (the "CLOSING") shall occur at the offices of Bryan Cave LLP, 700 Thirteenth Street, N.W., Washington, D.C. 20005, at the hour of 10:00 A.M., Eastern daylight time, on October 9, 1996 or at such different time or day as Investor and the Company shall agree (the "CLOSING DATE"). At the Closing, the Company will deliver to Investor a certificate evidencing 200,000 shares of Preferred Stock, which shall be registered in Investor's name as stated on the signature page hereto, against delivery to the Company of payment by wire transfer in immediately available funds in an amount equal to the Required Payment. As additional consideration for its commitment to engage in the transactions described herein, on or before the Closing the Company shall pay to Investor by wire transfer a structuring fee equal to One Million Dollars ($1,000,000.00), one half of which shall have been paid on or before October 15, 1996 (if earlier than the Closing Date).

         4. REGISTER OF SECURITIES; RESTRICTIONS ON TRANSFER OF SECURITIES; REMOVAL OF RESTRICTIONS ON TRANSFER OF SECURITIES.

               4.1 REGISTER OF SECURITIES. The Company or its duly appointed agent shall maintain a separate register for the shares of Preferred Stock and Class A and Class B Common Stock and for the Warrants, in which it shall register the issue and sale of all such shares and the issuance of the Warrants. All transfers of Preferred Stock, Class A or Class B Common Stock or Warrants shall be recorded on the register maintained by the Company or its agent, and the Company shall be entitled to regard the registered holder of such Securities as the actual holder of the Securities so registered until the Company or its agent


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is required to record a transfer of such Securities on its register. Subject to Section 4.2 hereof, the Company or its agent shall be required to record any such transfer by Investor or another registered holder thereof when it receives the Security to be transferred, duly and properly endorsed by Investor or another registered holder thereof or by its attorney-in-fact duly authorized in writing.

         4.2    RESTRICTIONS ON TRANSFER.

               (a) Investor understands and agrees that the Securities it will be acquiring have not been registered under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "SECURITIES ACT"), or under applicable state securities laws and that accordingly they will not be transferable except as permitted under various exemptions contained in the Securities Act and any applicable state securities laws, or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act and applicable state securities laws. Investor acknowledges and agrees that it must bear the economic risk of its investment in the Securities for an indefinite period of time (subject, however, to the Company's obligation to redeem the Preferred Stock in accordance with the Certificate and to the Company's obligation to effect the registration of the Class A Common Stock issuable upon exercise of the Warrants under the Securities Act in accordance with the terms thereof as set forth in the Warrant Certificate) because they have not been registered under the Securities Act or applicable state securities laws, and therefore cannot be sold, unless they are subsequently registered or an exemption from registration is available; provided, that, prior to the sale of Securities pursuant to an exemption, the Company may request delivery (not at the Company's expense) of an unqualified opinion (reasonably satisfactory in form and substance to the Company and its counsel) of counsel for Investor expert in federal and state securities laws (which may be Company counsel) to the effect that an exemption from registration is available. Prior to transferring Securities pursuant to an exemption from registration, Investor shall provide the Company with two (2) Business Days' prior notice. Investor further acknowledges and agrees that, in addition to securities law restrictions on transfer, the Securities may be transferred only in compliance with the rules and regulations of the FCC.

               (b)   Investor hereby represents and warrants to the Company that
(i) it is acquiring the Securities it has agreed to purchase for investment purposes, for its own account, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, (ii) it is an "accredited investor" as that term is defined in Rule 501 under the Securities Act, and a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, (iii) it has the power and authority under Applicable Law and its organizational documents, and has taken all necessary corporate or similar action to authorize it, to enter into this Agreement and to purchase the Securities, (iv) approval of the FCC for the purchase by Investor of the Securities is not required as a result of Investor's status and (v) it has reviewed, among other things, the Prospectus and the bank information memorandum prepared by the Company for delivery to potential lenders under the Credit Agreement.



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               (c) Investor hereby agrees with the Company as follows:

                   (i) Subject to Section 4.3 hereof, the certificates evidencing the Securities it has agreed to purchase, and each certificate issued in transfer thereof, will bear the following legend:

            "The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state securities laws. These securities may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act and under any applicable state securities laws."

Certificates evidencing the Securities Investor has agreed to purchase, and each certificate issued in transfer thereof, will also bear the following legend:

            "The rights of holders of the securities evidenced by this certificate are subject to the terms and conditions set forth in that certain Preferred Stock and Common Stock Warrant Purchase Agreement between Sygnet Wireless, Inc. and Toronto Dominion Investments, Inc. dated October 9, 1996, a copy of which will be provided by Sygnet Wireless, Inc. at the request of the holder hereof."

                   (ii) The certificates representing such Securities, and each certificate issued in transfer thereof, will also bear any legend required under any applicable state securities law.

                   (iii) Absent an effective registration statement under the Securities Act covering the disposition of the Securities, Investor will not sell, transfer, assign, pledge, hypothecate or otherwise dispose of any of the Securities except in compliance with the Securities Act and the registration or qualification requirements of any applicable state securities laws or any exemption therefrom.

                   (iv) The Company may make a notation on its records or give instructions to any transfer agent of the Class A Common Stock or Preferred Stock in order to implement the restrictions on transfer of the Securities set forth in this subsection (c).

         4.3 REMOVAL OF SECURITIES ACT TRANSFER RESTRICTIONS. Any legend endorsed on a certificate evidencing a Security pursuant to Section 4.2(c)(i) hereof and the stop transfer instructions and record notations with respect to such Security shall be removed and the Company shall issue a certificate without such legend to the Holder of such Security (a) if such Security is registered under the Securities Act, or (b) if such Security may be sold under Rule 144(k) of the Commission under the Securities Act or (c) if the Holder provides the Company with an opinion of counsel expert in federal and state securities laws (which may be counsel for the Company) in form and substance reasonably acceptable to the Company and its counsel to the effect that a sale or transfer of such Security may be made without registration under the Securities Act and applicable state



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securities laws.

         4.4 TRANSFEREE ACKNOWLEDGEMENT. In addition to such other conditions as are stated above, to effect a transfer of Securities pursuant hereto, each transferee of Securities hereunder shall acknowledge and agree in writing that its rights and obligations with respect to such Securities are governed by the terms and conditions of this Agreement.

         5. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. In order to induce Investor to enter into this Agreement and to purchase the Preferred Stock and Warrants, the Company hereby represents and warrants to Investor as follows:

                     5.1 REORGANIZATION; ORGANIZATION; POWER; QUALIFICATION; CAPITAL STOCK.

                               (a) The Reorganization was fully consummated on
September 30, 1996. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted or as it is proposed to be conducted in the immediate future. The Company is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except in such jurisdictions where the failure to so qualify would not have a Materially Adverse Effect. ANNEX 5.1 correctly sets forth and identifies the number of authorized shares of each class and series of capital stock of the Company and the number of issued and outstanding shares of each such class and series on the date hereof, after giving effect to the transactions contemplated hereby. Except as described on ANNEX 5.1 attached hereto, the Company does not have outstanding any stock or securities convertible into or exchangeable for any shares of its Class A or Class B Common Stock, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Class A or Class B Common Stock or any stock or securities convertible into or exchangeable for any Class A or Class B Common Stock. Except as set forth on ANNEX 5.1, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Common Stock or to register any shares of its Common Stock, and (other than restrictions on changes in control of the Company under the Credit Facilities and the Certificate) there are no agreements restricting the transfer of any shares of the Company's Common Stock.

                               (b) Other than the Preferred Stock to be issued
to the Investor pursuant to this Agreement and except as set forth on ANNEX 5.1, the Company has no authorized classes of preferred stock and there are no shares of preferred stock outstanding. The Preferred Stock has been duly authorized and, when issued and paid for pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will have the rights, preferences and privileges specified in the



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Certificate and will be free and clear of all Liens and restrictions, other than Liens that might have been created by Investor and restrictions on transfer imposed by Section 4.2 hereof or applicable securities laws; the Warrants have been duly authorized and, when issued pursuant to the terms of this Agreement, will be duly authorized and validly issued and free and clear of all Liens and restrictions, other than Liens that might have been created by Investor and restrictions imposed by Section 4.2 hereof or applicable securities laws; and the number of shares of Common Stock issuable upon exercise in full of the Warrants has been or will timely be duly authorized and has been or will timely be reserved for issuance upon exercise of the Warrants and such shares, when issued upon exercise and in accordance with the terms of the Warrant Certificate, will be duly authorized, validly issued, fully paid and nonassessable Common Stock and free and clear of all Liens and restrictions, other than Liens that might have been created by Investor and restrictions imposed by Section 4.2 hereof or applicable securities laws.

                     5.2 AUTHORIZATION. The Company has the corporate power and has taken all necessary corporate action to authorize it to issue the Preferred Stock and the Warrants and to execute, deliver and perform this Agreement, the Certificate, and the Warrant Certificate in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, and each of the Warrant Certificate and the Certificate is, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforcement, to the following qualifications:
(i) certain legal and equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law,
(ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, fraudulent conveyance, fraudulent transfer and other similar laws affecting enforcement of creditors' rights generally, and
(iii) enforcement may be limited by FCC rules and regulations (and corresponding federal law).

                     5.3 SUBSIDIARIES. The only Subsidiary of the Company is Sygnet Communications, Inc. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each such Subsidiary has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being conducted or as it is proposed to be conducted in the immediate future. Each Subsidiary is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except in such jurisdictions where the failure to so qualify would not have a Materially Adverse Effect. The Company owns all of the outstanding capital stock of Sygnet Communications, Inc.


                                      -6-


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                     5.4  NO COMPANY LIABILITIES OR BUSINESS.  The Company does not have any material operating assets or any other assets, other than the capital stock of its Subsidiary and cash and cash equivalents.

                     5.5 COMPLIANCE WITH OTHER DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Company of this Agreement, the Certificate and the Warrant Certificate in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any material Applicable Law respecting the Company, (iii) conflict with, result in a breach of, or constitute a default
(A) under the Amended and Restated Articles of Incorporation or the Code of Regulations of the Company, as amended, (B) under the Credit Facilities, or
(C) under any material indenture, agreement, or other instrument, including without limitation the Licenses, to which the Company or any Subsidiary of the Company is a party or by which any such company or its properties may be bound, as to which the conflict with, breach of or default under is likely to have a Materially Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries except for Permitted Liens.

                     5.6 COMPLIANCE WITH LAW. The Company and its Subsidiaries are in material compliance with all material Applicable Laws.

                     5.7 LITIGATION. There is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or in any other manner relating directly and adversely to, the Company before any arbitrator of any kind or before or by any Governmental Authority calling into question the validity of this Agreement, the Certificate or the Warrant Certificate.

                     5.8 FINANCIAL STATEMENTS. The Company has furnished or caused to be furnished to Investor the audited financial statements for the fiscal year ended December 31, 1995 and unaudited financial statements for the quarter ended June 30, 1996 of the entities participating in the Reorganization and the proforma consolidated unaudited balance sheets and statements of income of the Company for such periods giving effect to the Reorganization (collectively, the "FINANCIALS"), which to the best of the Company's knowledge as of the date hereof are complete and correct in all material respects and present fairly in accordance with generally accepted accounting principles the Company's consolidated financial position on and as at such dates and the results of operations for the periods then ended. There are no material liabilities, contingent or otherwise, of the Company which are not disclosed in such Financials or in the Prospectus.

                     5.9 NO ADVERSE CHANGE. Since June 30, 1996, there has occurred no event which is likely to have a Materially Adverse Effect.



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





                     5.10 GOVERNMENTAL REGULATION. The Company is not required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority, including the FCC, in connection with the execution, delivery and performance of this Agreement, the Certificate and the Warrant Certificate.

                     5.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Company (i) is not an "investment company" or a company "controlled by an investment company" and (ii) is not required to register, in each case, under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Company of this Agreement violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Commission or any other governmental or public body or authority pursuant to any provisions of such Act. The Company is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

                     5.12 SECURITIES LAWS. Provided that the representations by Investor under Section 4 hereof are true and accurate, the Company and, to the best of the Company's knowledge, any underwriters, sales agents, representatives or brokers representing or acting on behalf of the Company have complied in all material respects with all material federal and state securities laws in connection with the offer and sale of share interests in the Company, including the Preferred Stock and Warrants to be issued and sold pursuant to this Agreement. Provided that the representations by Investor under Section 4 hereof are true and accurate, the offer, sale and issuance of the Securities, including the issuance of the shares of Common Stock upon exercise of the Warrants, are, in each case, exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, and neither the Company nor anyone on its behalf will take any action hereafter that would or would likely cause the loss of such exemption.

                     5.13 ACCURACY OF REPRESENTATION AND WARRANTIES IN THE CREDIT AGREEMENT. To the best of the Company's knowledge, as defined below, the representations and warranties set forth in the Credit Agreement, as modified by any schedules delivered in connection therewith, are true and correct as of the date of this Agreement (provided, that, any such representations and warranties that are not otherwise qualified as to materiality by their terms are true and correct in all material respects as of the date of this Agreement) and Investor may rely on such representations and warranties in connection with this Agreement. For purposes of this representation, knowledge shall mean knowledge based on facts and circumstances the executive officers and directors of the Company knew or should have known after due inquiry.

                     5.14 DISCLOSURE. There is no fact relating to the Company or its Subsidiaries which the Company has not disclosed to Investor in writing which has had or is likely to have a Materially Adverse Effect. Taken as a whole, the information contained in this Agreement, the Financials and in any writing furnished pursuant hereto or in connection herewith, including without limitation the Prospectus and bank information memorandum prepared by the Company for delivery to potential lenders or purchasers under the Credit Facilities and provided by the Company to Investor, is true, complete and correct in all material respects as of the date hereof, and such information does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading.

            6. CONDITIONS PRECEDENT TO INVESTOR'S OBLIGATIONS AT THE CLOSING. The obligation of Investor to purchase and pay for the shares of Preferred Stock and the Warrants which it has agreed to purchase on the Closing Date is subject to the prior fulfillment of the following conditions, any of which may be waived in whole or in part by the written consent of Investor:

                     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company under this Agreement and of the Company's Subsidiaries under the Credit Agreement shall be true and correct as of the date hereof, in each case, and any exceptions thereto shall be reasonably acceptable to Investor.

                     6.2 CERTIFICATE. The Certificate shall have been approved by the Board as required by the General Corporation Law of the State of Ohio, and shall be filed and recorded with the Secretary of State of Ohio prior to or simultaneously with the closing.

                     6.3 QUALIFICATION UNDER STATE SECURITIES LAWS. Any registrations, qualifications, permits and approvals required under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement and the performance of the Certificate and the Warrant Certificate, including without limitation all such registrations, qualifications, permits and approvals necessary for the offer, sale, issue and delivery of the Securities.

                     6.4 DELIVERY OF DOCUMENTS. Investor shall have received the following:

                           (a)   Copies of resolutions of the Board, certified
by an Authorized Signatory of the Company, authorizing and approving the amendment to the Amended and Restated Articles of Incorporation of the Company reflected in the Certificate and the execution, delivery and performance of this Agreement, the Certificate and the Warrant Certificate, and all other documents and instruments to be delivered pursuant hereto and thereto;

                           (b)   a copy of the Code of Regulations of the
Company certified by an Authorized Signatory of the Company;

                   (c) a true and complete copy of each and any agreements or arrangements of any kind among the shareholders of the Company, or otherwise with respect to the ownership of the Company;

                   (d) this duly executed Agreement, including a duly executed Joinder hereto; provided, that, the signature of Raymond Tittle, Jr. to such Joinder shall be delivered within twenty-five (25) days after the Closing;

                   (e) a favorable opinion of Harrington & Mitchell, who has served as a counsel for the Company, dated the Closing Date substantially in the Form of ANNEX 6.1(e) attached hereto;

                   (f) copies of the material documentation relating to the Credit Facilities, including without limitation all schedules and exhibits thereto, in final form, the form, terms and conditions of which shall be satisfactory to Investor and its counsel;

                   (g) a certificate representing the shares of Preferred Stock to be purchased by Investor;

                   (h) a certificate of incumbency with respect to each Authorized Signatory; and

                   (i) such additional supporting documentation and other information with respect to the transactions contemplated hereby as Investor or its special counsel, Paul, Hastings, Janofsky & Walker LLP, may reasonably request.

             6.5 HORIZON ACQUISITION. All conditions precedent to the consummation of the Horizon Acquisition shall have been (or substantially contemporaneously herewith shall be) satisfied or validly waived in accordance with the terms of the Horizon Acquisition Documents.

             6.6 STRUCTURING FEE. Investor shall have received a structuring fee in the aggregate amount of One Million Dollars ($1,000,000.00); one half of which shall have been paid for Investor's commitment to engage in the transactions described herein on or before October 15, 1996 (if earlier than the Closing Date).

             6.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance in the opinion of Investor and its special counsel, Paul, Hastings, Janofsky & Walker LLP.

         7. AFFIRMATIVE COVENANTS. The Company agrees, that, unless the then Holders of a Majority of the Preferred Stock otherwise agree in writing, so long as any shares of Preferred Stock are outstanding, the Company (and each of its Subsidiaries unless the context otherwise requires) will do the following:

                   7.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. Preserve, keep in full force and maintain its and (except as permitted under the Credit Facilities) its Subsidiaries existences. Preserve and maintain, or timely obtain and thereafter preserve and maintain, (except as permitted under the Credit Facilities) all material rights, franchises and licenses and its material privileges used in connection with or relating to the operations of the Systems, including without limiting the foregoing, the Licenses, and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualifications or authorizations, except where the failure to do so would not have a Materially Adverse Effect.

                   7.2 COMPLIANCE WITH APPLICABLE LAW. Comply in all material respects with the requirements of all material Applicable Laws except where compliance is being contested in good faith by appropriate proceedings and adequate reserves have been set aside therefor.

                   7.3 MAINTENANCE OF PROPERTIES. Maintain, preserve, protect and keep its and its Subsidiaries material properties (and all properties the loss of which in the aggregate would have a Materially Adverse Effect) in good repair, working order and condition (ordinary wear and tear excepted), and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the provisions of this Section 7.3 shall not prevent the Company from disposing of obsolete equipment and inventory in the ordinary course of business.

                   7.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles. The Company shall also maintain a fiscal year ending on December 31.

                   7.5 MAINTAIN INSURANCE. Maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance, with responsible insurance companies, in such amounts and against such risks to the Company and each of its Subsidiaries as is prudent for similarly situated companies engaged in the cellular telephone and wireless communications industry. Keep the respective assets of the Company and its Subsidiaries insured by responsible insurers against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the cellular telephone and wireless communications industry.

                   7.6 PAY TAXES AND OTHER LIABILITIES. Pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or any of its Subsidiaries or their income or profits or upon any properties belonging to them prior to the date on which penalties attach thereto, and all material lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Company shall timely file or request extensions with respect to all information returns required by federal, state or local tax authorities.

                   7.7 FINANCIAL REPORTS. The Company shall furnish to each Holder of Preferred Stock:

                        (a) Within sixty (60) days after the last day of each quarter of each fiscal year of the Company (other than the fiscal quarter of the Company ending on December 31), the consolidated balance sheet of the Company as at the end of such quarter and the related consolidated statement of income and retained earnings and related consolidated statement of cash flows of the Company for such quarter and for the elapsed portion of the year ended with the last day of such quarter, all of which shall be certified by the chief financial officer or chief accounting officer of the Company, to be, in his opinion, complete and correct in all materials respects and to present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as at the end of such period and the results of operation for such periods, and the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments;

                        (b) Within one hundred twenty (120) days after the end of each fiscal year of the Company, the audited consolidated balance sheet of the Company as at the end of such fiscal year and the related audited consolidated statements of income and retained earnings or deficit and related consolidated statement of cash flows for the Company for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year and certified by independent certified public accountants of national recognized standing, who shall have authorized the Company to deliver such financial statements and opinions thereon to the Holders of Preferred Stock pursuant to this Agreement, and accompanied by a statement of the chief financial officer or chief executive officer of the Company certifying that no Default was detected during the preparation of such financial statements;

                        (c) At any time prior to the completion by the Company of an initial public offering, as soon as practicable upon the receipt thereof by the Company or the Board, copies of all reports, all management letters and other detailed information submitted to the Company or the Board by independent certified public accountants in connection with each annual or interim audit or review of the accounts or affairs of the Company made by such accountants;

                        (d) As soon as practicable after the same are generally avail able, copies of all such proxy statements, financial statements and reports as the Company shall send to its shareholders, and as soon as practicable after the transmission thereof copies of all registration statements, notifications, proxy statements, reports and other material documents and writings which the Company may file with or furnish to the Commission or any Governmental Authority at any time substituted therefor; and

                    (e) As soon as practicable such other information relating to the finances, properties, business and affairs of the Company and each Subsidiary as any Holder may reasonably request from time to time.

            7.8     OTHER REPORTS.   The Company shall also provide to the
Holders of Preferred Stock the following:

                    (a) As soon as practicable after its preparation and in no event later than December 31 of each year, a copy of the annual budget of the Company and its Subsidiaries for the upcoming fiscal year, including the budget for capital expenditures, for the operations of the Systems;

                    (b) As soon as practicable upon receipt thereof, copies of any material notice or report from the FCC regarding any License or the Systems;

                    (c) So long as any Preferred Stock remains outstanding, as soon as practicable upon learning of the occurrence of a Default or a condition or event which with the giving of notice or the lapse of time, or both, would constitute a Default, a certificate signed by the chief executive officer or chief financial officer of the Company describing such Default, or condition or event and stating what steps are being taken to remedy or cure the same; and

                    (d) As soon as practicable upon request therefor by a Holder, all such other notices and reports as are provided under the Credit Facilities from time to time.

            7.9 NOTICE OF LITIGATION AND OTHER MATTERS. Provide prompt notice (and in any event, notice within fifteen (15) days) to the Holders of Preferred Stock of the following events after the Company has received notice thereof or otherwise becomes aware of:

                    (a) The commencement of any material proceeding or investigation by or before any governmental body and any material actions or proceedings in any court or before any arbitrator (i) against, or (ii) in any other way relating materially adversely and directly to, the Company or any Subsidiary or any of their properties, assets or businesses or any License;

                    (b) Any change having or reasonably likely to have a Materially Adverse Effect with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Company and its Subsidiaries;

                    (c) Any material amendment or material modification to the budget submitted under Section 7.8(a) hereof;

                    (d) Any event of default by the Company or any of its Subsidiaries under any material agreement other than this Agreement to which the Company or any of its Subsidiaries is a party or by which any of their properties may be bound, giving the details thereof and specifying the action proposed to be taken with respect thereto;

                    (e) Any occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a Mandatory Redemption Event pursuant to the terms of the Preferred Stock; and

                    (f) Any event of default, material waiver, material amendment, or termination of any material provision of the Credit Facilities.

                 7.10 REPLACEMENT OF CERTIFICATES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any certificate representing any of the Securities, issue a new certificate representing such Securities in lieu of such lost, stolen, destroyed, or mutilated certificate.

                 7.11 COMPLIANCE WITH CERTIFICATE AND CODE OF REGULATIONS. Perform and observe all requirements of the Company's Code of Regulations and the Certificate, including without limitation its obligations to the Holders of Securities set forth in the Certificate and the Company's Code of Regulations.

                 7.12 NOTICE OF FAILURE TO COMPLY WITH TOTAL LEVERAGE TEST. Provide prompt written notice to the Holders of shares of Preferred Stock of the Company's failure to meet the Total Leverage Test, as defined in the Certificate.

            8.   INVESTOR REGULATORY COMPLIANCE.

                 8.1 VIOLATION OF BHCA. If Investor or an Affiliate of Investor determines that it has a BHCA Issue (as defined below), the Company agrees to take all such actions as are reasonably requested by Investor or such Affiliate in order to, at the option of Investor or such Affiliate, (a) effectuate and facilitate an assignment or transfer by Investor or such Affiliate of all or a part of its interest in the Company to a person or entity designated by Investor or such Affiliate, provided that such assignment or transfer is in compliance with applicable federal and state securities laws and the rules and regulations of the FCC and the assignee or transferee agrees to be bound by this Agreement, or (b) amend this Agreement to enable Investor to retain its interest in the Company.

                 8.2 BHCA ISSUE. For purposes of this Agreement, a "BHCA ISSUE" means any facts or circumstances under which Investor or an Affiliate of Investor is or is reasonably likely to be in violation of the Bank Holding Company Act of 1956, as amended from time to time (and any successor law thereto), or the rules and regulations promulgated thereunder (collectively, the "BANK HOLDING COMPANY ACT"), or any assertion by any Governmental Authority that Investor or an Affiliate of Investor is or is likely to be in violation of the Bank Holding Company Act by virtue of Investor or an Affiliate of Investor holding, or exercising any significant right with respect to, any capital stock of the Company.

            9. FAILURE TO PURCHASE PREFERRED STOCK UPON EXERCISE OF PUT. If, for any reason whatsoever, all outstanding shares of Preferred Stock are not purchased in full within ninety (90) days of the date on which the Put was first exercised, the Applicable Rate, as defined in the Certificate, at which dividends on the Preferred Stock accrue shall increase as provided in Article Four, Paragraph H, Section 2(b)(v) of the Certificate. In addition, at the request of Holders of a majority of the shares of Preferred Stock participating in the Put (the "Sale Request"), the Company shall use its best efforts, and those Holders of Class B Common Stock of the Company executing the Joinder hereto shall use their best efforts, to effect the sale of all of the outstanding stock of the Company, the merger or consolidation of the Company with another entity or the sale of all or substantially all of the assets of the Company in such manner so as to provide sufficient funds to pay the Redemption Price in full (including all dividends which have accrued and remain unpaid from the date of exercise of the Put until the date the Price is actually paid). Such sale of the Company shall be consummated within twelve
(12) months from the date of the Sale Request.

            10.  ENFORCEMENT.

                 10.1   REMEDIES.  Except as provided in this Section 10 and in
Section 11.6 of the Warrant Certificate, (a) the increase in the dividend Applicable Rate for the Preferred Stock as provided in Section 2(b)(v) of the Certificate (provided that the dividend Applicable Rate, upon notice from Holders of a Majority of the Preferred Stock, shall also be increased in such manner upon the failure to secure Raymond Tittle, Jr.'s signature to the Joinder within the period set forth in Section 6.4(d), for a material Default of the covenants set forth in Sections 7.1 through 7.6 and 8 hereof or repeated failure to deliver the documents and notices required by Sections 7.7 through 7.9 hereof after written notice of failure to deliver from Holders of a Majority of the Preferred Stock or for failure to deliver Warrants in accordance with Section 2(b) hereof) and (b) the remedies provided in Section
9 hereof for a failure to purchase Preferred Stock upon exercise of the Put are the sole remedies available to Investor or any Holder of Securities for any Default or any other breach of this Agreement and related documents; provided, that, nothing herein shall preclude a Holder of Securities from pursuing such remedies as are available at law or equity for fraud (including securities fraud) in connection with such Holder's investment in Securities of the Company. Upon the failure to consummate a sale within twelve (12) months from the date of a Sale Request as specified in Section 9 hereof, the Holders of Preferred Stock may proceed to protect and enforce their rights by suit in equity either through an action for the specific performance of Section 9 of this Agreement or an action for an injunction against the breach of such Section or in aid of the exercise of any power granted therein, or to enforce any other equitable right of such Holders as a result of the breach of Section 9, or to take any one or more of such actions. In connection with such an action the Holders may bring a claim against the Company for monetary damages for a breach of the standard set forth in Section 9; provided, that, no action other than an action for specific performance may be instituted against the Holders of Class B Common Stock referred to in Section 9. In the event a
Holder brings an action pursuant hereto, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses, including without limitation such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  10.2 CUMULATIVE REMEDIES. None of the rights, powers or remedies conferred by this Agreement, the Certificate or the Warrant Certificate upon any Holder of shares of Preferred Stock, Warrants or Class A Common Stock shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred hereby or by the Certificate or the Warrant Certificate or now or hereafter available at law, in equity, by statute or otherwise.

                  10.3 NO IMPLIED WAIVER. Except as expressly provided in this Agreement, no course of dealing between the Company and Investor or the Holder of any Security and no delay in exercising any such right, power or remedy conferred hereby or by the Certificate or the Warrant Certificate or now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

            11. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 11 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this
Section 11 and those accounting terms used in this Agreement not defined in this Section 11 shall, except as otherwise provided for herein, be construed in accordance with those generally accepted accounting principles that the Company is required to employ by the terms of this Agreement. If and so long as the Company has any Subsidiary, the accounting terms defined in this
Section 11 and those accounting terms appearing in this Agreement but not defined in this Section 11 shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

                  "AFFILIATE" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For purposes of this definition "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than fifteen percent (15%) of the voting securities or voting equity or partnership interests of such Person, or the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

                  "AGREEMENT" shall mean this Agreement.

                    "APPLICABLE LAW" shall mean all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to the Company, including, without limitation, the Licenses, the Communications Act of 1934, as amended, Environmental Laws, and Title 17 of the United States Code and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Company is a party or by which it is bound.

                    "AUTHORIZED SIGNATORY" shall mean such senior personnel of the Company as may be duly authorized and designated in writing by the Company to execute documents, agreements and instruments on behalf of the Company.

                     "BOARD" shall mean the Board of Directors of the Company.

                    "BUSINESS DAY" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in London and New York, as relevant to the determination to be made or action to be taken.

                    "CERTIFICATE" shall have the meaning assigned to it in
Section 1 hereof.

                    "COMMON STOCK" shall have the meaning assigned to it in
Section 1 hereof.

                    "COMMISSION" shall mean the Securities and Exchange Commission.

                    "CREDIT FACILITIES" shall mean (i) the Credit Agreement dated as of October 9, 1996 among Sygnet Communications, Inc., the Company's wholly owned Subsidiary, as the borrower, the financial institutions which are parties thereto as Lenders, PNC Bank, National Association and Toronto Dominion (Texas), Inc. as managing agents and syndication agents, Toronto Dominion (Texas), Inc. as the administrative agent, and PNC Bank, National Association as the documentation agent and the collateral agent (the "Credit Agreement") and (ii) the $110,000,000 principal amount of 112% Senior Notes due 2006 of the Company, in each case, together with all extensions, renewals, amendments, substitutions and replacements thereto.

                    "DEFAULT" shall mean a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement, the Certificate or the Warrant Certificate, if such default or failure in performance shall remain unremedied or unwaived for ten (10) Business Days after receipt of written notice thereof by a Holder of Securities, or an Event of Default as defined by the Certificate.

                    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                    "FCC" shall mean the Federal Communications Commission or any successor thereto.

                    "FINANCIALS" shall have the meaning ascribed thereto in
Section 5.11 hereof.

                    "GOVERNMENTAL AUTHORITY" The government of the United States or the government of any state or locality therein, any political subdivision, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority body or entity or other regulatory bureau, authority, body or entity of the United States or any state or locality therein.

                    "GOVERNMENTAL RULE" Any law, statute, rule, regulation, treaty, ordinance, order, writ, injunction, decree, judgment, guideline, directive or decision of any Governmental Authority, whether in existence on the Closing Date or whether issued, enacted or adopted after the Closing Date, and any change therein or in the interpretation or application thereof following the Closing Date.

                    "HOLDER" of any Security shall mean the record or beneficial owner of such Security.

                    "HORIZON ACQUISITION" shall mean the acquisition by the Company or its Subsidiary of substantially all licenses, permits, franchises, registrations, approvals and operating rights owned by Horizon Cellular Telephone Company of Chautaqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., and Horizon Cellular Telephone Company of Indiana, L.P., relating to the following non-wireline Rural Service Areas: Pennsylvania RSA #1, Pennsylvania RSA #2 (operated under interim operating authority), Pennsylvania RSA #6, Pennsylvania RSA #7 and New York RSA #3, together with certain other assets of the sellers, all pursuant to and in accordance with the terms of the Horizon Acquisition Agreement.

                    "HORIZON ACQUISITION AGREEMENT" shall mean the Asset Acquisition Agreement made as of July 11, 1996 among Horizon Cellular Telephone Company of Chautaqua, L.P., Horizon Cellular Telephone Company of Crawford, L.P., and Horizon Cellular Telephone Company of Indiana, L.P., as the sellers, and SYGNET Communications, Inc. (currently the Company) as purchaser, together with all exhibits and schedules thereto and thereof.

                    "HORIZON ACQUISITION DOCUMENTS" shall mean the Horizon Acquisition Agreement and all documents, agreements and instruments entered into in connection therewith, together with all exhibits and schedules thereto.

                    "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended.

                    "INVESTOR" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

                    "LICENSES" shall mean any license, permit, authorization or certificate, and any amendment or modification thereto, whether now owned or hereafter acquired, issued by the FCC to the Company or any of its Subsidiaries in order that the Company and its Subsidiaries may provide cellular mobile radio telephone services and own and operate the Systems, which Licenses are described as of the date hereof on ANNEX 11 attached hereto.

                    "LIEN" shall mean with respect to any property, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                    "MANDATORY REDEMPTION EVENT" shall mean any event described in Section 4(c) of the terms of the Preferred Stock set forth in the Certificate, the occurrence of which shall result in the mandatory redemption of the Preferred Stock.

                    "MAJORITY" with respect to any Securities at any time shall mean 50.1% of such then-outstanding Security.

                    "MATERIALLY ADVERSE EFFECT" shall mean any materially adverse effect upon the business operation, assets, liabilities, financial condition, results of operations or business prospects of the Company and its Subsidiaries taken as a whole, or upon the ability of the Company and its Subsidiaries to construct, operate and maintain Systems, or the ability of the Company to perform this Agreement, or observe the terms of the Certificate or the Warrant Certificate or to perform in all material respects under the Credit Facilities, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together; provided, however, that in no event shall Materially Adverse Effect include the effects of any future general economic conditions or technological changes which affect the country as a whole, including, without limitation, conditions or changes which affect prevailing interest rates.

                    "PERMITTED LIENS" shall mean (a) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceeding, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles; (b) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen, or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than thirty days, and (ii) such Liens are being contested in good faith by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted account principles;
(c) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (d) easements, rights of way, zoning, similar restrictions and other similar encumbrances or title defects which, singularly or in the aggregate, do not in any case materially detract from the value of the property, or interfere with the ordinary conduct of the business of the Company and its Subsidiaries; (e) pledges or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of Social Security legislation; (f) Liens in favor of the trustee arising under the indenture related to one of the Credit Facilities; (g) Liens securing indebtedness under the Credit Facilities; and (h) other such Liens as are permitted pursuant to the terms of either of the Credit Facilities.

                    "PERSON" shall include any natural person, corporation, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

                    "PREFERRED STOCK" shall have the meaning assigned to it in
Section 1 hereof.

                    "PROSPECTUS" shall mean the prospectus of the Company dated September 19, 1996 relating to the Company's 112% Senior Notes due 2006.

                    "PUT" shall have the meaning assigned to it in the Certificate.

                    "REDEMPTION PRICE" shall have the meaning assigned to it in the Certificate.

                    "REORGANIZATION" shall mean the restructuring of SYGNET Communications, Inc. and the three partnerships through which it has operated, Youngstown Cellular Telephone Company, Erie Cellular Telephone Company, and Wilcom Cellular and their two additional corporate partners, Wilcom Corporation and Sharon- Youngstown Cellular, Inc., as a result of which all operating assets of such partnerships and their partners have become operating assets of Sygnet Communications, Inc., which has become a wholly owned subsidiary of the Company.

                    "REQUIRED PAYMENT" shall have the meaning assigned to it in Section 2 hereof.

                    "SECURITIES" shall have the meaning assigned to it in
Section 1 hereof.

                    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                    "SUBSIDIARY" shall mean (i) any corporation of which fifty (50%) percent or more of the voting stock, or any partnership of which 50% or more of outstanding partnership interests, is at any time owned by the Company, or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, and (ii) any other entity which is controlled or capable of being controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

                    "SYSTEMS" shall mean, collectively, the cellular mobile radio telephone systems which are owned, operated and maintained by the Company and its Subsidiaries pursuant to the terms of the Licenses, including without limitation the three Metropolitan Statistical Areas and one Rural Service Area systems currently operated by the Company, and any other cellular mobile radio telephone systems now owned or hereafter acquired, constructed and operated by the Company in accordance with the terms and conditions of the Credit Facilities, including without limitation such Systems to be acquired in connection with the Horizon Acquisition.

            12.      MISCELLANEOUS.

                     12.1 WAIVERS AND AMENDMENTS. With the written consent of Investor (or if shares of Preferred Stock have been transferred pursuant hereto, a majority of the Holders of Preferred Stock), the obligations of the Company and the rights of the Holders of the Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders of the Securities and the Company; provided, however, that no such waiver or supplemental agreement shall (a) affect any of the rights of any Holder of a Security created by the Certificate or by the Ohio General Corporation Law without compliance with all applicable provisions of the Certificate and the Ohio General Corporation Law, or (b) reduce the aforesaid proportion of Preferred Stock, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all of the shares of Preferred Stock. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company shall promptly give written notice thereof to all the Holders of the shares of Preferred Stock in writing. Neither this Agreement nor the Certificate, or the Warrant
Certificate nor any provision hereof or thereof, may be amended, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 12.1. Specifically, but without limiting the generality of the foregoing, the failure of any Holder at any time or times to require performance of any provision hereof or of the Certificate or the Warrant Certificate by the Company shall in no manner affect the right of any Holder at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement or the Certificate, or the Warrant Certificate in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in the Agreement, the Certificate or the Warrant Certificate.

                     12.2 RIGHTS OF HOLDERS INTER SE. Each Holder of Securities shall have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Holder shall not incur any liability to any other Holder or Holders of Securities with respect to exercising or refraining from exercising any such right or rights.

                     12.3 NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

                           (a)    If to Investor:

                                  Toronto Dominion Investments, Inc.
                                  909 Fannin Street
                                  Houston, Texas 77010
                                  Attention: Martha Gariepy

                                  and

                                  Toronto Dominion Capital, Inc.
                                  31 West 52nd Street
                                  New York, New York  10019-6101
                                  Attention: Chris Shipman

                                  or

                           (b) If to the Company, at the address first above written or at such other address as the Company may specify by written notice to Investor,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three (3) Business Days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

                    12.4 CONFIDENTIALITY. All Holders of Securities shall keep confidential and not disclose to any person, other than to their directors, officers, employees, Affiliates and agents, all non-public information concerning the Company and its Subsidiaries which comes into their possession pursuant to this Agreement. Notwithstanding the foregoing, a Holder may disclose information concerning the Company and its Subsidiaries on a need to know basis (i) pursuant to what such Holder in good faith believes to be the lawful requirements or requests of any Governmental Authority regulating banks or bank holding company affiliates, (ii) as required by any Governmental Rule, judicial process or subpoena and (iii) to its attorneys, accountants and auditors (subject to an agreement thereby to abide by this Section 12.4).

                    12.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made in, pursuant to or in connection with this Agreement shall survive for one (1) year the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Investor, and the sale and purchase of the Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representa tions and warranties by the Company hereunder. Any claim against the Company based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted against the Company, either by written notice given to the Company specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against the Company and the serving of the process and complaint with respect thereto upon the Company, within one (1) year from the Closing Date.

                    12.6 SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                    12.7 PARTIES IN INTEREST. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by the Holder or Holders at the time of any of the Securities. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

                    12.8 HEADINGS. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

                    12.9 CHOICE OF LAW. It is the intention of the parties that the internal substantive laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the inter pretation of the rights and duties of the parties; provided that the Certificate shall be governed by the laws of the State of Ohio.

                    12.10 EXPENSES. The Company will promptly pay all (a) reasonable out-of-pocket expenses of Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, the Certificate and the Warrant Certificate and the transactions contemplated hereunder and thereunder whether or not the transactions contemplated by this Agreement are consummated, including, but not limited to, the reasonable fees and disbursements of Paul, Hastings, Janofsky & Walker LLP, special counsel for Investor, (b) all reasonable costs and out-of-pocket expenses of obtaining performance under this Agreement, this Certificate or the Warrant Certificate, which shall include reasonable fees and expenses of counsel for Investor, and
(c) all reasonable costs and out-of-pocket expenses of the preparation, negotiation, execution and delivery of any waiver, amendment or consent by Holders of Securities relating to this Agreement, the Certificate or Warrant Certificate requested by the Company, which shall include reasonable fees and expenses of counsel for Investor.

                    12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

              [Preferred Stock Purchase Agreement Signature Page]

                    If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract between you and the undersigned.

                                                 Very truly yours,

                                                 SYGNET WIRELESS, INC.

                                                 By:    /s/ CRAIG T. SHEETZ
                                                     ------------------------
                                                        Chief Financial Officer

The foregoing Agreement is
hereby accepted as of the
date first above written.

TORONTO DOMINION INVESTMENTS, INC.

By:         /s/ MARTHA L. GARIEPY
          -----------------------
Title:      Vice President

                                    JOINDER
                                    -------

            The undersigned holders of Class B Common Stock of the Company hereby join in the execution of this Agreement for the sole purpose of agreeing to comply with the provisions of Section 9 with respect to a Sale of the Company, as defined therein, upon the events described therein.

            IN WITNESS WHEREOF the undersigned have set their hands this 9th day of October, 1996.

                                             /s/ J. D. WILLIAMSON, II
                                             ------------------------
                                             J. D. Williamson, II

                                             /s/ WARREN P. WILLIAMSON, III
                                             -----------------------------
                                             Warren P. Williamson, III

                                             /s/ LOWRY A. STEWART
                                             --------------------
                                             Lowry A. Stewart

                                             /s/ RAYMOND TITTLE, JR.
                                             -----------------------
                                             Raymond Tittle, Jr.

                                             /s/ ALBERT H. PHARIS
                                             --------------------
                                             Albert H. Pharis

                                             /s/ MARTHA J. STEWART
                                             ---------------------
                                             Martha J. Stewart